Exhibit 13.1
eLong, Inc.
CERTIFICATION
PURSUANT TO RULE 13A-14(B)
UNDER THE SECURITIES EXCHANGE ACT OF 1934
In connection with the Annual Report of eLong, Inc. (the “Company”) on Form 20-F for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Guangfu Cui, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of December 31, 2009 and results of operations of the Company for the year ended December 31, 2009.

/s/ Guangfu Cui
Name:	Guangfu Cui
Title:	Chief Executive Officer

Date:	May 11, 2010